Exhibit 99.1
Section 2: EX-99.1

LIVE OAK BANCSHARES, INC. REPORTS SECOND QUARTER 2017 RESULTS
Wilmington, NC, July 26, 2017 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported second quarter net earnings available to common shareholders of $9.8 million, or $0.27 per diluted share, compared to $123 thousand, or $0.00 per diluted share, for the second quarter of 2016. The Company achieved record-level production in the second quarter with loan and lease originations of $586.5 million.
“We exited the first half of 2017 having generated loans and leases in excess of $1 billion dollars along with strong earnings momentum. Our highest-ever origination level in the second quarter fully demonstrates the growing power of the Live Oak business model. With $45 million in total revenues for the quarter, our steady investments in resources and initiatives are generating excellent returns. We will continue to innovate and invest in new strategic opportunities that will empower small businesses throughout the U.S. and benefit the Company for the long term,” said James S. Mahan, III, Chief Executive Officer of Live Oak.
Second Quarter 2017 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	Q2 2017	Q2 2016	Dollars	Percent	Q1 2017
Loan production:
Loans and leases originated	$586,471	$356,865	$229,606	64%	$468,663
% Fully funded	42.2%	40.2%	n/a	n/a	63.2%
Loan sales:
Guaranteed loans sold	$203,714	$135,555	$68,159	50%	$208,715
Net gains on sales of guaranteed loans	18,676	14,555	4,121	28	18,952
Average net gain on sale of guaranteed loans, per million sold	91.68	107.37	(15.69)	(15)	90.80
Net interest income and servicing revenues	24,566	14,998	9,568	64	21,564
Net income attributable to Live Oak Bancshares, Inc.	9,795	123	9,672	7,863	6,112
Diluted earnings per share	0.27	0.00	0.27	100	0.17
Non-GAAP net income (1)	10,227	3,883	6,344	163	6,808
Non-GAAP diluted earnings per share (1)	0.28	0.11	0.17	155	0.19
(1) See accompanying GAAP to Non-GAAP Reconciliation.

Loans and Leases
Net loans and leases held for investment increased $83.9 million, or 8.5%, to $1.06 billion at June 30, 2017, from $981.1 million at March 31, 2017. Loans held for sale increased $96.6 million, or 18.9%, to $609.1 million at June 30, 2017, from $512.5 million at March 31, 2017. The increase in both portfolios was driven by record volumes of loan and lease originations, which rose by 64.3% above the prior year level to $586.5 million. The combined total loan and lease portfolio at June 30, 2017, and March 31, 2017, of $1.69 billion and $1.51 billion, respectively, were comprised of approximately 61.7% and 63.4% of unguaranteed loans and leases, respectively. At June 30, 2017, the total loan and lease portfolio of $1.69 billion increased 66.1% above its level of a year ago.
Average loans and leases were $1.61 billion during the second quarter of 2017 compared to $1.42 billion during the first quarter of 2017.
Net Interest Income
Net interest income for the second quarter of 2017 increased to $18.4 million compared to $9.9 million for the second quarter of 2016. The increase was driven by the significant growth in the combined held for sale and held for investment loan and lease portfolios. It also reflects the Company's prior decision to grow recurring revenue sources by increasing the level of loans and leases retained on the balance sheet. Net interest income further benefited from a steadily rising net interest margin, which rose from 3.76% for the for the first quarter of 2017 to 3.92% for the second quarter of 2017 as the rise in yields on interest earnings assets outpaced those on the Company's funding sources.
Noninterest Income
Noninterest income for the second quarter of 2017 rose to $26.7 million, compared to $19.3 million for the second quarter of 2016. Net gains on sales of loans increased to $18.2 million in the second quarter of 2017 compared to $14.6 million in the second quarter of 2016 and decreased slightly versus the $19.0 million in the first quarter of 2017. The increase from the prior year was due to a higher volume of guaranteed loan sales partially offset by a reduction in the average net gain on sale of guaranteed loans. The decline from the prior quarter was due to a lower volume of guaranteed loans sold during the second quarter of 2017 partly mitigated by a slight increase in the average net gain on guaranteed loan sales. Loan servicing revenues of $6.2 million in the second quarter of 2017 rose by $1.1 million from the second quarter of 2016. The inclusion of Reltco, Inc. and National Assurance Title, Inc. (collectively referred to as "Reltco") which were acquired in February 2017 contributed $2.4 million in noninterest income to the Company in the second quarter of 2017.
Noninterest Expense
Noninterest expense for the second quarter of 2017 was $33.3 million compared to $25.1 million for the second quarter of 2016 and $33.0 million for the first quarter of 2017.
The $8.2 million, or 32.5%, increase in noninterest expense for the second quarter of 2017 compared to the second quarter of 2016 was principally driven by increased salaries and employee benefits of $2.6 million, equipment expense of $1.2 million and other expense of $1.0 million. Salaries and employee benefits were largely influenced by the addition of Reltco personnel during the first quarter of 2017 along with resources to support the ongoing growth of the business platform. Total stock based compensation expense in the second quarter of 2017 was $1.9 million compared to $2.9 million for the second quarter of 2016. The increase in equipment expense reflected the higher levels of depreciation related to aircraft acquired in the first quarter of 2017 and solar panels acquired to meet leasing commitments, while other expense increased primarily due to the addition of Reltco in the first quarter of 2017 combined with support expenses driven by business growth.
Compared to the first quarter of 2017, noninterest expense increased $315 thousand, or 1.0%. This modest increase was driven by higher levels of investment in travel, advertising, occupancy, data processing and equipment to support the growing levels of business. Total stock based compensation expense in the second quarter of 2017 was $1.9 million compared to $1.8 million for the first quarter of 2017.
Asset Quality
The unguaranteed exposure of nonperforming loans declined slightly to $3.5 million at June 30, 2017, compared to $3.6 million at March 31, 2017. Total nonperforming loans also decreased to $21.9 million in the second quarter of 2017 from $22.5 million at the end of the prior quarter. Total unguaranteed nonperforming loans as a percentage of total loans and leases held for investment declined to 0.33% at June 30, 2017, compared to 0.36% at March 31, 2017.
Foreclosed assets increased $434 thousand to $2.1 million at June 30, 2017, from March 31, 2017. The unguaranteed exposure of foreclosed assets increased to $345 thousand at June 30, 2017, from $304 thousand at March 31, 2017.

Net charge-offs decreased to $191 thousand in the second quarter of 2017 compared to $1.5 million in the first quarter of 2017 and net recoveries of $240 thousand in the second quarter of 2016. Net charge-offs (recoveries) as a percentage of average held for investment loans and leases, annualized, for the quarters ended June 30, 2017 and 2016 were 0.07% and (0.18)%, respectively. Net charge-offs (recoveries) for the first six months of 2017 totaled $1.7 million compared to $(8) thousand for the first six months of 2016.
Provision for Loan and Lease Losses
The provision for loan and lease losses for the second quarter of 2017 totaled $1.6 million compared to $1.5 million for the first quarter of 2017 and $3.5 million for the second quarter of 2016. The second quarter of 2017 provision exceeded net charge-offs and reflects the continued growth of the loan portfolio.
The allowance for loan and lease losses totaled $19.6 million at June 30, 2017, compared to $18.2 million at March 31, 2017, due to the aforementioned growth of the portfolio. The allowance for loan and lease losses as a percentage of total loans and leases held for investment was 1.80% at June 30, 2017, compared to 1.82% at March 31, 2017.
Income Tax
Income tax expense in the second quarter of 2017 totaled $408 thousand compared to an income tax expense of $557 thousand in the second quarter of 2016 and $798 thousand in the first quarter of 2017. The effective rate of 4.0% in the second quarter of 2017 principally reflected the ongoing generation of investment tax credits by the renewable energy leasing activity which derives from the Company’s broader strategic initiatives in the renewable energy sector.
Deposits
Total deposits increased by $232.6 million, or 14.2%, to $1.87 billion at June 30, 2017, compared to $1.64 billion at March 31, 2017, following successful deposit gathering campaigns. Average total interest-bearing deposits for the second quarter of 2017 increased $205.3 million, or 13.1%, to $1.74 billion, compared to $1.53 billion for the first quarter of 2017. The ratio of average total loans to average interest-bearing deposits was 92.7% for the second quarter of 2017, unchanged from the first quarter of 2017.
Conference Call
Live Oak will host a conference call to discuss quarterly results at 9:00 a.m. ET tomorrow morning (July 27, 2017). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 51147900. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the webcast will be archived on the Company's website for one year. A replay of the conference call will also be available until 5:00 p.m. ET August 2, 2017, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).
Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company, a national online platform for small business lending.
Contacts:
Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three months ended
	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Interest income
Loans and fees on loans	$23,559	$19,754	$16,239	$14,961	$12,902
Investment securities, taxable	316	323	292	337	252
Other interest earning assets	470	342	383	264	248
Total interest income	24,345	20,419	16,914	15,562	13,402
Interest expense
Deposits	5,592	4,543	4,283	3,689	3,243
Borrowings	361	235	239	242	242
Total interest expense	5,953	4,778	4,522	3,931	3,485
Net interest income	18,392	15,641	12,392	11,631	9,917
Provision for loan and leases losses	1,556	1,499	3,844	3,806	3,453
Net interest income after provision for loan and lease losses	16,836	14,142	8,548	7,825	6,464
Noninterest income
Loan servicing revenue	6,174	5,923	5,668	5,860	5,081
Loan servicing asset revaluation	(1,164)	(2,009)	(3,340)	(3,421)	(1,604)
Net gains on sales of loans	18,176	18,952	22,513	21,833	14,555
Gain on sale of securities available-for-sale	—	—	—	1	—
Construction supervision fee income	286	429	868	502	667
Title insurance income	2,397	1,438	—	—	—
Other noninterest income	798	1,020	618	657	649
Total noninterest income	26,667	25,753	26,327	25,432	19,348
Noninterest expense
Salaries and employee benefits	17,968	18,682	17,121	17,471	15,411
Travel expense	2,148	1,598	1,811	2,218	2,330
Professional services expense	1,424	1,736	1,137	907	910
Advertising and marketing expense	1,976	1,485	1,109	1,097	1,365
Occupancy expense	1,350	1,195	1,267	1,058	1,055
Data processing expense	1,858	1,696	1,435	1,252	1,404
Equipment expense	1,703	1,074	550	611	534
Other loan origination and maintenance expense	981	1,005	824	806	621
Renewable energy tax credit investment impairment	—	—	3,197	—	—
FDIC insurance	724	726	910	210	148
Title insurance closing services expense	785	405	—	—	—
Other expense	2,383	3,383	3,023	1,588	1,354
Total noninterest expense	33,300	32,985	32,384	27,218	25,132
Income before taxes	10,203	6,910	2,491	6,039	680
Income tax expense (benefit)	408	798	(2,989)	2,561	557
Net income	9,795	6,112	5,480	3,478	123
Net loss attributable to noncontrolling interest	—	—	—	1	—
Net income attributable to Live Oak Bancshares, Inc.	$9,795	$6,112	$5,480	$3,479	$123
Earnings per share
Basic	$0.28	$0.18	$0.16	$0.10	$0.00
Diluted	$0.27	$0.17	$0.16	$0.10	$0.00
Weighted average shares outstanding
Basic	34,618,721	34,466,904	34,235,375	34,206,943	34,189,217
Diluted	35,942,041	35,646,918	35,208,433	35,001,817	35,206,125

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended
	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Assets
Cash and due from banks	$207,373	$158,887	$238,008	$355,485	$175,506
Certificates of deposit with other banks	5,750	6,000	7,250	7,500	8,500
Investment securities available-for-sale	72,993	68,630	71,056	70,334	66,804
Loans held for sale	609,138	512,501	394,278	345,277	329,206
Loans and leases held for investment	1,084,503	999,270	907,566	766,977	690,517
Allowance for loan losses	(19,560)	(18,195)	(18,209)	(15,178)	(12,309)
Net loans and leases	1,064,943	981,075	889,357	751,799	678,208
Premises and equipment, net	125,008	101,398	64,661	60,646	61,064
Foreclosed assets	2,140	1,706	1,648	2,235	2,971
Servicing assets	53,675	53,584	51,994	49,729	48,454
Other assets	57,087	48,344	37,009	26,735	24,591
Total assets	$2,198,107	$1,932,125	$1,755,261	$1,669,740	$1,395,304
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$40,966	$38,029	$27,990	$28,461	$22,942
Interest-bearing	1,830,755	1,601,114	1,457,086	1,374,556	1,117,855
Total deposits	1,871,721	1,639,143	1,485,076	1,403,017	1,140,797
Short term borrowings	10,000	13,100	—	—	—
Long term borrowings	52,173	27,473	27,843	28,074	28,173
Other liabilities	26,582	26,220	19,495	24,497	18,984
Total liabilities	1,960,476	1,705,936	1,532,414	1,455,588	1,187,954
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	150,939	147,933	149,966	145,284	141,181
Class B common stock (non-voting)	49,168	50,015	50,015	50,015	50,015
Retained earnings	38,041	28,938	23,518	18,723	15,928
Accumulated other comprehensive (loss) income	(517)	(697)	(652)	130	201
Total shareholders’ equity attributed to Live Oak Bancshares, Inc.	237,631	226,189	222,847	214,152	207,325
Noncontrolling interest	—	—	—	—	25
Total equity	237,631	226,189	222,847	214,152	207,350
Total liabilities and shareholders’ equity	$2,198,107	$1,932,125	$1,755,261	$1,669,740	$1,395,304

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Six months ended
	June 30, 2017	June 30, 2016
Interest income
Loans and fees on loans	$43,313	$23,907
Investment securities, taxable	639	503
Other interest earning assets	812	386
Total interest income	44,764	24,796
Interest expense
Deposits	10,135	5,687
Borrowings	596	483
Total interest expense	10,731	6,170
Net interest income	34,033	18,626
Provision for loan losses	3,055	4,886
Net interest income after provision for loan losses	30,978	13,740
Noninterest income
Loan servicing revenue	12,097	9,865
Loan servicing asset revaluation	(3,173)	(1,630)
Net gains on sales of loans	37,128	30,980
Construction supervision fee income	715	1,297
Title insurance income	3,835	—
Other noninterest income	1,818	1,268
Total noninterest income	52,420	41,780
Noninterest expense
Salaries and employee benefits	36,650	28,404
Travel expense	3,746	4,176
Professional services expense	3,160	1,438
Advertising and marketing expense	3,461	2,328
Occupancy expense	2,545	2,248
Data processing expense	3,554	2,612
Equipment expense	2,777	1,085
Other loan origination and maintenance expense	1,986	1,195
FDIC insurance	1,450	297
Title insurance closing services expense	1,190	—
Other expense	5,766	3,060
Total noninterest expense	66,285	46,843
Income before taxes	17,113	8,677
Income tax expense	1,206	3,871
Net income	15,907	4,806
Net loss attributable to noncontrolling interest	—	8
Net income attributable to Live Oak Bancshares, Inc.	$15,907	$4,814
Earnings per share
Basic	$0.46	$0.14
Diluted	$0.44	$0.14
Weighted average shares outstanding
Basic	34,543,229	34,183,004
Diluted	35,772,182	35,079,660

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Income Statement Data
Net income attributable to Live Oak Bancshares, Inc.	$9,795	$6,112	$5,480	$3,479	$123
Per Common Share
Net income, basic	$0.28	$0.18	$0.16	$0.10	$0.00
Net income, diluted	0.27	0.17	0.16	0.10	0.00
Dividends declared	0.02	0.02	0.02	0.02	0.01
Book value	6.86	6.54	6.51	6.26	6.06
Tangible book value (1)	6.50	6.17	6.51	6.26	6.06
Performance Ratios
Return on average assets (annualized)	1.89%	1.33%	1.26%	0.91%	0.04%
Return on average equity (annualized)	16.53	10.93	9.95	6.54	0.24
Net interest margin	3.92	3.76	3.08	3.32	3.26
Efficiency ratio (1)	73.90	79.69	83.64	73.44	85.88
Noninterest income to total revenue	59.18	62.21	68.00	68.62	66.11
Selected Loan Metrics
Loans and leases originated	$586,471	$468,663	$514,565	$381,050	$356,865
Guaranteed loans sold	203,714	208,715	260,125	210,610	135,555
Average net gain on sale of guaranteed loans	91.68	90.80	86.55	103.67	107.37
Held for sale guaranteed loans (note amount) (2)	1,005,753	866,260	754,834	692,278	639,356
Quarterly increase (decrease) in note amount of held for sale guaranteed loans	139,493	111,426	62,556	52,922	97,761
Estimated net gain to be recognized on quarterly increase in guaranteed loans held for sale (3)	12,789	10,117	5,414	5,486	10,497
Asset Quality Ratios
Allowance for loan losses to loans and leases held for investment	1.80%	1.82%	2.01%	1.98%	1.78%
Net charge-offs (recoveries)	$191	$1,513	$813	$937	$(240)
Net charge-offs (recoveries) to average loans and leases held for investment (4)	0.07%	0.63%	0.39%	0.51%	(0.18)%
Nonperforming loans	$21,856	$22,469	$23,781	$14,023	$12,902
Foreclosed assets	2,140	1,706	1,648	2,235	2,971
Nonperforming loans (unguaranteed exposure)	3,546	3,643	4,784	3,354	2,174
Foreclosed assets (unguaranteed exposure)	345	304	246	304	433
Nonperforming loans not guaranteed by the SBA and foreclosures	3,891	3,947	5,030	3,658	2,607
Nonperforming loans and foreclosures, not guaranteed by the SBA, to total assets	0.18%	0.20%	0.29%	0.22%	0.19%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	11.93%	12.79%	15.35%	16.63%	18.26%
Total capital (to risk-weighted assets)	13.08	14.01	16.60	17.88	19.43
Tier 1 risk based capital (to risk-weighted assets)	11.93	12.79	15.35	16.63	18.26
Tier 1 leverage capital (to average assets)	9.93	10.60	12.03	13.18	14.32
Notes to Quarterly Selected Financial Data
(1) See accompanying GAAP to Non-GAAP Reconciliation.

(2)	Includes the entire note amount, including undisbursed funds for the multi-advance loans.
(3) The estimated revenue from the sale of the quarterly increase in guaranteed loans is based on the average net gain on sale of loans for that quarter. This is an estimate based on the respective quarter activity and does not reflect actual gains to be recognized.
(4) Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three months ended June 30, 2017			Three months ended March 31, 2017
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Interest earning balances in other banks	$199,904	$470	0.94%	$194,176	$342	0.71%
Investment securities	69,544	316	1.82	71,075	323	1.84
Loans held for sale	562,984	8,226	5.86	466,567	6,521	5.67
Loans and leases held for investment (1)	1,050,074	15,333	5.86	955,021	13,233	5.62
Total interest earning assets	1,882,506	24,345	5.19	1,686,839	20,419	4.91
Less: allowance for loan and lease losses	(18,198)			(18,199)
Non-interest earning assets	209,484			167,644
Total assets	$2,073,792			$1,836,284

Interest bearing liabilities:
Interest bearing checking	$40,541	$57	0.56%	$44,351	$65	0.59%
Savings	3,809	12	1.26	—	—	—
Money market accounts	475,265	1,114	0.94	479,545	948	0.80
Certificates of deposit	1,219,542	4,409	1.45	1,009,915	3,530	1.42
Total interest bearing deposits	1,739,157	5,592	1.29	1,533,811	4,543	1.20
Other borrowings	42,765	361	3.39	28,068	235	3.40
Total interest bearing liabilities	1,781,922	5,953	1.34	1,561,879	4,778	1.24
Non-interest bearing deposits	32,718			28,686
Non-interest bearing liabilities	22,165			22,042
Shareholders' equity	236,987			223,677
Noncontrolling interest	—			—
Total liabilities and shareholders' equity	$2,073,792			$1,836,284

Net interest income and interest rate spread		$18,392	3.85%		$15,641	3.67%

Net interest margin			3.92			3.76

Ratio of average interest-earning assets to average interest-bearing liabilities			105.64%			108.00%

(1)    Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Total shareholders’ equity	$237,631	$226,189	$222,847	$214,152	$207,350
Less:
Goodwill	7,266	7,165	—	—	—
Other intangible assets	5,292	5,410	—	—	—
Tangible shareholders’ equity (a)	$225,073	$213,614	$222,847	$214,152	$207,350
Shares outstanding (c)	34,639,848	34,600,819	34,253,602	34,215,050	34,192,382
Total assets	$2,198,107	$1,932,125	$1,755,261	$1,669,740	$1,395,304
Less:
Goodwill	7,266	7,165	—	—	—
Other intangible assets	5,292	5,410	—	—	—
Tangible assets (b)	$2,185,549	$1,919,550	$1,755,261	$1,669,740	$1,395,304
Tangible shareholders’ equity to tangible assets (a/b)	10.30%	11.13%	12.70%	12.83%	14.86%
Tangible book value per share (a/c)	$6.50	$6.17	$6.51	$6.26	$6.06
Efficiency ratio:
Noninterest expense (d)	$33,300	$32,985	$32,384	$27,218	$25,132
Net interest income	18,392	15,641	12,392	11,631	9,917
Noninterest income	26,667	25,753	26,327	25,432	19,348
Less: gain on sale of securities	—	—	—	1	—
Adjusted operating revenue (e)	$45,059	$41,394	$38,719	$37,062	$29,265
Efficiency ratio (d/e)	73.90%	79.69%	83.64%	73.44%	85.88%

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation (Continued)
(Dollars in thousands)

	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Reconciliation of net income to non-GAAP net income for non-routine income and expenses:
Net income attributable to Live Oak Bancshares, Inc.	$9,795	$6,112	$123	$15,907	$4,814
Provision for loans reclassified as held for investment	—	—	4,023	—	4,023
Stock based compensation expense for restricted stock awards with an effective grant date of May 24, 2016, as discussed in Note 10 of our March 31, 2016 Form 10-Q	378	346	2,243	724	2,243
Merger costs for acquisition of Reltco	250	516	—	766	—
Trade-in loss on aircraft	—	206	—	206	—
Renewable energy tax credit investment income, impairment and loss	19	19	—	38	—
Income tax effects and adjustments for non-GAAP items *	(259)	(435)	(2,506)	(694)	(2,506)
Other renewable energy tax expense	44	44	—	88	—
Non-GAAP net income	$10,227	$6,808	$3,883	$17,035	$8,574
* Estimated at 40.0%
Non-GAAP earnings per share:
Basic	$0.30	$0.20	$0.11	$0.49	$0.25
Diluted	$0.28	$0.19	$0.11	$0.48	$0.24

Weighted-average shares outstanding:
Basic	34,618,721	34,466,904	34,189,217	34,543,229	34,183,004
Diluted	35,942,041	35,646,918	35,206,125	35,772,182	35,079,660

Reconciliation of financial statement line items as reported to adjusted for non-routine income and expenses:
Noninterest income, as reported	$26,667	$25,753	$19,348	$52,420	$41,780
Renewable energy tax credit investment income	(10)	(10)	—	(20)	—
Noninterest income, as adjusted	26,657	25,743	19,348	52,400	41,780

Provision for loan losses, as reported	1,556	1,499	3,453	3,055	4,886
Provision for loans reclassified as held for investment	—	—	(4,023)	—	(4,023)
Provision for loan losses, as adjusted	1,556	1,499	(570)	3,055	863

	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Noninterest expense, as reported	33,300	32,985	25,132	66,285	46,843
Stock based compensation expense	(378)	(346)	(2,243)	(724)	(2,243)
Merger costs associated with Reltco	(250)	(516)	—	(766)	—
Trade-in loss on aircraft	—	(206)	—	(206)	—
Renewable energy tax credit investment impairment and loss	(29)	(29)	—	(58)	—
Noninterest expense, as adjusted	32,643	31,888	22,889	64,531	44,600

Income tax expense, as reported	408	798	557	1,206	3,871
Income tax effects and adjustments for non-recurring income and expenses	259	435	2,506	694	2,506
Other renewable energy tax expense	(44)	(44)	—	$(88)	—
Income tax expense, as adjusted	$623	$1,189	$3,063	$1,812	$6,377
This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.